SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50469

Date of Report: December 18, 2012

GREENSHIFT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-3764931
(State of other jurisdiction of incorporation or organization	(IRS Employer Identification No.)

5950 Shiloh Road East Suite N, Alpharetta, GA	30005
(Address of principal executive offices)	(Zip Code)

  (212) 994-5374

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 18, 2012, GreenShift Corporation and YA Global Investments, L.P. (“YA Global”), entered into an amended Forbearance Agreement dated as of November 30, 2012 (the “Amendment”). Pursuant to the Amendment, YA Global agreed to extend the maturity date of the debt due to YA Global and its assignees from December 31, 2012 to March 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2012	GREENSHIFT CORPORATION

	By:	/s/ Edward Carroll
Edward Carroll
President